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                                                                   EXHIBIT 10.25




                 [CASHE, LEWIS, MOODY & COUDRAIN LETTERHEAD]




DEBTOR'S NAME, ADDRESS                 SECURED PARTY'S NAME AND ADDRESS
AND SSN OR TIN
                                       DEPOSIT GUARANTY NATIONAL BANK
USA INDUSTRIES, INC.                   OF LOUISIANA
63-1059139                             Post Office Box 2188
202 Challenge Avenue                   Hammond, LA 70404
Prattville, AL 36067
                                       ("You" means the Secured Party, its
("I" means each Debtor who signs.)     successors and assigns)


         I am entering into this security agreement with you on October 1, 1996.

SECURED DEBTS. I agree that this security agreement will secure the payment and performance of debts, liabilities or obligations described below that USA INDUSTRIES, INC. owes to you now or in the future:

         SPECIFIC DEBT. The debt, liability or obligation evidenced by Promissory Note in the principal amount of $500,000.00 dated October 1, 1996 and all extensions, renewals, refinancings, modifications and replacements of the debt, liability or obligation.

SECURITY INTEREST. To secure the payment and performance of the above described Secured Debts, liabilities and obligations, I give you a security interest in all of the property described below that I now own and that I may own in the future (including, but not limited to, all parts, accessories, repairs, improvements, and accessions to the property), wherever the property is or may be located, and all proceeds and products from the property:

         ACCOUNTS, INSTRUMENTS, DOCUMENTS, CHATTEL PAPER AND OTHER RIGHTS TO
         PAYMENT: All rights I have now and that I may have in the future to the payment of money including, but not limited to: (a) payment for goods sold or leased or for services rendered, whether or not I have earned such payment by performance; and (b) rights to payment arising out of all present and future debt instruments, chattel paper and loans and obligations receivable, which I have against any account debtor or obligor of mine in connection with that certain Vendor's Agreement with Wal-Mart Stores, Inc.

GENERALLY. "You" means the Secured Party identified hereinabove in this agreement. "I," "me" and "my" means each person who signs this security agreement as Debtor and who agrees to give the property described in this agreement as security for the Secured Debts. All terms and duties under this agreement are joint and individual. No modification of this security agreement is effective unless made in writing and signed by you and me. Time is of the essence in this agreement.

APPLICABLE LAW. I agree that this security agreement will be governed by the law of the State of Louisiana. If property described in this agreement is located in another state, this agreement may also, in some circumstances, be governed by the law of the state in which the property is located.

To the extent permitted by law, the terms of this agreement may vary applicable law. If any provision of applicable law may not be varied by agreement, any provision of this agreement that does not comply with that law will not be effective. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement.

OWNERSHIP AND DUTIES TOWARD PROPERTY.  I represent that I own all of the
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property, or to the extent this is a purchase money security interest I will acquire ownership of the property with the proceeds of the loan. I will defend it against any other claim. Your claim to the property is ahead of the claims of any other creditor. I agree to do whatever you require to protect your security interest and to keep your claim in the property ahead of the claims of other creditors. I will not do anything to harm your position.

I will keep books, records and accounts about the property and my business in general. I will let you examine these records at any reasonable time. I will prepare any report or accounting you request, which deals with the property.

I will keep the property in my possession and will keep it in good repair and use it only for the purpose(s) described in this agreement. I will not change this specified use without your express written permission. I represent that I am the original owner of the property and, if I am not, that I have provided you with a list of prior owners of the property.

I will keep the property at my address listed hereinabove, unless we agree I may keep it at another location. If the property is to be used in another state, I will give you a list of those states. I will not try to sell the property unless it is inventory or I receive your written permission to do so. If I sell the property I will have the payment made payable to the order of you and me.

AUTHORITY OF SECURED PARTY TO MAKE ADVANCES AND PERFORM FOR DEBTOR. I agree to pay you on demand any sums you advanced on my behalf including, but not limited to, expenses incurred in collecting, insuring, conserving, or protecting the property or in any inventories, audits, inspections or other examinations by you in respect to the property. If I fail to pay such sums, you may do so for me, adding the amount paid to the other amounts secured by this agreement. All such sums will be due on demand and will bear interest at the highest rate provided in any agreement, note or other instrument evidencing the Secured Debt(s) and permitted by law at the time of the advance.

If I fail to perform any of my duties under this security agreement, or any mortgage, deed of trust, lien or other security interest, you may without notice to me perform the duties or cause them to be performed. I understand that this authorization includes, but is not limited to, permission to: (1) prepare, file, and sign my name to any necessary reports or accounting; (2) notify any account debtor of your interest in the property and tell the account debtor to make the payments to you or someone else you name, rather than me;
(3) place on any chattel paper a note indicating your interest in the property;
(4) in my name, demand, collect, receive and give a receipt for, compromise, settle, and handle any suits or other proceedings involving the collateral; (5) take any action you feel is necessary in order to realize on the collateral, including performing any part of a contract or endorsing it in my name; and (6) to make an entry on my books and records showing the existence of the security agreement. Your right to perform for me shall not create an obligation to perform and your failure to perform will not preclude you from exercising any of your other rights under the law or this security agreement.

WARRANTIES AND REPRESENTATIONS. I will not settle any account for less than its full value without your written permission. I will collect all accounts until you tell me otherwise. I will keep the proceeds from all the accounts and any goods which are returned to me or which I take back in trust for you. I will not mix them with any other property of mine. I will deliver them to you at your request. If you ask me to pay you the full price on any returned items or items retaken by myself, I will do so.

DEFAULT. I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings, (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided; (7) I do or fail to do something which causes you to believe that you will have
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difficulty collecting the amount I owe you.

REMEDIES. If I am in default on this agreement, you have the following remedies:

                 1) You may demand immediate payment of all I owe you under any obligation secured by this agreement.

                 2) You may set off any obligation I have to you against any right I have to the payment of money from you.

                 3) You may demand more security or new parties obligated to pay any debt I owe you as a condition of giving up any other remedy.

                 4) You may make use of any remedy you have under state or federal law.

                 5) You may repossess the property and sell it as provided by law. You may apply what you receive from the sale of the property to: your expenses; your reasonable attorneys' fees and legal expenses (where not prohibited by law); any debt I owe you. If what you receive from the sale of the property does not satisfy the debts, you may take me to court to recover the difference (where permitted by law).

                          I agree that 1O days written notice sent to my address listed hereinabove by first class mail will be reasonable notice to me under the Uniform Commercial Code.

                          If any items not otherwise subject to this agreement are contained in the property when you take possession, you may hold these items for me at my risk and you will not be liable for taking possession of them.

                 6) In some cases, you may keep the property to satisfy the debt.

By choosing any one or more of these remedies, you do not waive your right to later use any other remedy. You do not waive a default if you choose not to use any remedy, and, by electing not to use any remedy, you do not waive your right to later consider the event a default and to immediately use any remedies if it continues or occurs again.

FILING. A carbon, photographic or other reproduction of this security agreement or the financing statement covering the property described in this agreement may be used as a financing statement where allowed by law. Where permitted by law, you may file a financing statement which does not contain my signature, covering the property secured by this agreement.

I am a corporation, duly existing and organized under the laws of the State of Alabama.


DEPOSIT GUARANTY NATIONAL             I AGREE TO THE TERMS SET OUT IN
BANK OF LOUISIANA                     THIS AGREEMENT. I HAVE RECEIVED A COPY
                                      OF THIS DOCUMENT ON TODAY'S DATE.

By:/s/ILLEGIBLE                       /s/ V. LYNN GRAYBILL, President
   -----------------------            -------------------------------------
Title: EVP                            USA INDUSTRIES, INC.           Debtor
      --------------------
                                      By: its Agent, Kart's International
                                          Incorporated

                                      By:  /s/ V. LYNN GRAYBILL
                                      -------------------------------------
                                      V. Lynn Graybill, President